Exhibit 99.1

UNIONBANCAL CORPORATION REPORTS FOURTH QUARTER NET INCOME OF $179 MILLION, FULL YEAR NET INCOME OF $667 MILLION

Fourth Quarter Highlights:

•  Net income for the fourth quarter was $179 million, down from $198 million for the prior quarter, and up from $123 million for the year-ago quarter.

•  Total loans held for investment, excluding purchased credit-impaired (PCI) loans, at December 31, 2013, were $67.2 billion, up from $65.9 billion at September 30, 2013, and up from $58.8 billion at December 31, 2012.

•  Core deposits at December 31, 2013, were $69.2 billion, up from $68.3 billion at September 30, 2013, and up from $63.8 billion at December 31, 2012.

•  Total provision for credit losses was a benefit of $21 million, compared with a benefit of $15 million in each of the prior and year-ago quarters.

•  Key asset quality metrics continued to be strong. Excluding PCI loans and Federal Deposit Insurance Corporation (FDIC) covered other real estate owned (OREO):

•       Nonperforming assets at quarter-end were $447 million, or 0.43 percent of total assets, compared with $513 million, or 0.49 percent of total assets, at September 30, 2013.

•       Net charge-offs were $18 million for the quarter, or an annualized 0.11 percent of average total loans held for investment, compared with $1 million for the prior quarter and less than $1 million a year ago.

•  Net interest margin was 2.99 percent for the fourth quarter, flat from the prior quarter, and down from 3.21 percent for the year-ago quarter.

•  Capital ratios remained strong:

•       Basel I Tier 1 and Total risk-based capital ratios were 12.44 percent and 14.64 percent, respectively, at December 31, 2013. Basel I Tier 1 common capital ratio was 12.37 percent at December 31, 2013, up 127 basis points from 11.10 percent at September 30, 2013.

•       Tangible common equity ratio was 10.54 percent at December 31, 2013, up 153 basis points from 9.01 percent at September 30, 2013.

•  UnionBanCal Corporation received a $1.2 billion capital contribution from its parent, The Bank of Tokyo-Mitsubishi UFJ, Ltd. (BTMU), and issued $300 million of subordinated debt to BTMU.

Full Year Highlights:

•  Net income was $667 million, up from $628 million for the prior year.

•  Total provision for credit losses was a benefit of $29 million, compared with a provision of $8 million for the prior year.

•  Excluding PCI loans, net charge-offs were $41 million, or 0.06 percent of average total loans, down from $123 million, or 0.23 percent of average total loans, for the prior year.

SAN FRANCISCO - UnionBanCal Corporation (the Company), parent company of San Francisco-based Union Bank, N.A., today reported fourth quarter 2013 results. Net income for the quarter was $179 million, down from $198 million for the prior quarter, and up from $123 million for the year-ago quarter. Net income decreased compared to the prior quarter primarily due to lower gains on the sale of securities and higher compensation expense, partially offset by higher loan growth.

On November 22, 2013, Union Bank, N.A. announced that it had completed the acquisition of First Bank Association Bank Services, which provides a full range of banking services to homeowners associations (HOA) and community management companies. The acquisition brought to Union Bank approximately $550 million in deposits.

Summary of Fourth Quarter Results

Fourth Quarter Total Revenue

For fourth quarter 2013, total revenue (net interest income plus noninterest income) was $896 million, down $23 million compared with third quarter 2013. Net interest income increased 3 percent, and noninterest income decreased 19 percent.

Net interest income for fourth quarter 2013 was $706 million, up $21 million, or 3 percent, compared with third quarter 2013. The increase in net interest income was primarily due to growth in average earning assets. Average total loans held for investment, excluding PCI loans, increased $1.3 billion, or 2 percent, compared with third quarter 2013, primarily due to organic growth in commercial and industrial loans and residential mortgages. The net interest margin was 2.99 percent, flat from the prior quarter, which reflected higher yields on loans, partially offset by the impact of higher balances on lower yielding interest-bearing deposits in banks.

Average total deposits increased $2.3 billion, or 3 percent, during the quarter, primarily due to organic retail deposit growth and the First Bank Association Bank Services acquisition. Average interest bearing deposits increased $1.1 billion, or 2 percent, and average noninterest bearing deposits increased $1.2 billion, or 5 percent.

For fourth quarter 2013, noninterest income was $190 million, down $44 million, or 19 percent, compared with third quarter 2013, primarily due to lower net gains on the sale of securities.

Compared to fourth quarter 2012, total revenue grew $7 million, with net interest income up 7 percent and noninterest income down 17 percent. Net interest income increased $46 million compared with the year-ago quarter, primarily due to acquisitions and organic loan growth. This increase was partially offset by a 22 basis point decline in the net interest margin, primarily due to lower yields on loans and securities.

Average total loans held for investment, excluding PCI loans, increased $9.9 billion, or 18 percent, compared with fourth quarter 2012, primarily due to the acquisition of Pacific Capital Bancorp (PCBC) which closed late in the fourth quarter of 2012, the PB Capital portfolio acquisition which closed in the second quarter of 2013, and organic loan growth. Average total deposits increased $10.1 billion compared with the fourth quarter of 2012, primarily due to organic growth and acquisitions, with average interest bearing deposits up $7.6 billion, or 17 percent, and average noninterest bearing deposits up $2.5 billion, or 11 percent.

Noninterest income decreased $39 million, or 17 percent, compared with fourth quarter 2012, primarily due to lower net gains on the sale of securities and a prior year gain on the sale of Visa, Inc. Class B common shares.

Fourth Quarter Noninterest Expense

Noninterest expense for fourth quarter 2013 was $689 million, flat compared with third quarter 2013. Staff expense increased $15 million, primarily reflecting higher salaries and benefits-related costs. Non-staff expense decreased $15 million, primarily due to decreases in net occupancy and equipment costs and regulatory assessments.

Noninterest expense for fourth quarter 2013 was down $26 million, or 4 percent, compared with fourth quarter 2012.  This was primarily driven by non-staff expenses, such as professional and outside services, which decreased $17 million, primarily due to one-time costs associated with the PCBC acquisition, which closed in the year-ago quarter.

Full Year 2013 Results

For full year 2013, net income was $667 million, compared with net income of $628 million in 2012. The $39 million increase in net income was due to improved credit quality, largely offset by lower pre-tax, pre-provision income.

Total revenue for full year 2013 was $3.6 billion, an increase of $172 million, or 5 percent, compared with 2012. Net interest income increased $114 million, or 4 percent, primarily due to loan growth, partially offset by a lower net interest margin. Noninterest income increased $58 million, or 7 percent, primarily due to higher gains on the sale of securities. Noninterest expense increased $227 million, or 9 percent, primarily due to higher merger and acquisition costs. The effective tax rate for full year 2013 was 23.1 percent, compared with an effective tax rate of 26.5 percent for 2012. The decrease in the effective tax rate is primarily attributable to the proportionately larger impact of low-income housing and alternative energy income tax credits on pre-tax income.

Balance Sheet

At December 31, 2013, the Company had total assets of $105.9 billion, up $0.4 billion compared with September 30, 2013, primarily due to loan growth. At December 31, 2013, total deposits were $80.1 billion, up $0.7 billion compared with September 30, 2013, reflecting both the First Bank Association Bank Services acquisition and organic deposit growth. Core deposits at December 31, 2013, were $69.2 billion, up $0.9 billion, compared with September 30, 2013.

Credit Quality

Credit quality continued to be strong during the fourth quarter of 2013, reflected by continued decreases in nonperforming assets.

Excluding PCI loans and FDIC covered OREO, nonperforming assets ended the quarter at $447 million, or 0.43 percent of total assets; compared with $513 million, or 0.49 percent of total assets, at September 30, 2013; and $520 million, or 0.54 percent of total assets, at December 31, 2012.

Excluding PCI loans and FDIC covered OREO, net charge-offs were $18 million for fourth quarter 2013, or an annualized 0.11 percent of average total loans. This was an increase from net charge-offs of $1 million, or an annualized 0.01 percent of average total loans, in third quarter 2013; and up from net charge-offs of less than $1 million for fourth quarter 2012.

The total provision for credit losses is comprised of the provision for loan losses and the provision for losses on off-balance sheet commitments, which is classified in noninterest expense. In the fourth quarter 2013, the provision for loan losses was a benefit of $23 million and the provision for losses on off-balance sheet commitments was $2 million, for a total provision for credit losses benefit of $21 million. This compares with a total provision for credit losses benefit of $15 million for third quarter 2013. The primary driver of the lower total provision was improved credit quality in the non-PCI portfolio.

The allowance for credit losses as a percent of total loans, excluding PCI loans, was 1.04 percent at December 31, 2013, compared with 1.12 percent at September 30, 2013, and 1.31 percent at December 31, 2012. The allowance for credit losses as a percent of nonaccrual loans, excluding PCI loans, was 164 percent at December 31, 2013, compared with 150 percent at September 30, 2013, and 162 percent at December 31, 2012.

Capital

The Company’s stockholder’s equity was $14.2 billion at December 31, 2013 compared with $12.5 billion at September 30, 2013. The Basel I Tier 1 and Total risk-based capital ratios were 12.44 percent and 14.64 percent, respectively, at December 31, 2013 compared with 11.17 percent and 13.11 percent, respectively, at September 30, 2013. The tangible common equity ratio was 10.54 percent at December 31, 2013, up 153 basis points from 9.01 percent at September 30, 2013.

The Company’s capital ratios increased primarily due to the $1.2 billion BTMU capital contribution.  The Company also issued $300 million in subordinated debt to BTMU. The subordinated debt qualifies as Tier 2 regulatory capital for U.S. bank holding company regulatory capital purposes.

The Company expects to treat the BTMU $1.2 billion capital contribution as Common Equity Tier 1 capital and the $300 million subordinated debt as Tier 2 capital under the final U.S. Basel III regulatory capital rules.

Non-GAAP Financial Measures

This press release contains certain references to financial measures identified as excluding PCI loans, FDIC covered OREO, privatization transaction impact, foreclosed asset expense, other credit costs, (reversal of) provision for losses on off-balance sheet commitments, productivity initiative costs and gains, low income housing credit (LIHC) investment amortization expense, expenses of the LIHC consolidated variable interest entities, merger costs related to acquisitions, debt termination fees from balance sheet repositioning, or intangible asset amortization, which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP). These financial measures, as used herein, differ from financial measures reported under GAAP in that they exclude unusual or non-recurring charges, losses or credits. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information which is important to a proper understanding of the Company’s business results. This press release also includes additional capital ratios (the tangible common equity and Basel I Tier 1 common capital ratios) to facilitate the understanding of the Company’s capital structure and for use in assessing and comparing the quality and composition of UnionBanCal’s capital structure to other financial institutions. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Forward-Looking Statements

The following appears in accordance with the Private Securities Litigation Reform Act. This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words “believe,” “continue,” “expect,” “target,” “anticipate,” “intend,” “plan,” “estimate,” “potential,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” They may also consist of annualized amounts based on historical interim period results. Forward-looking statements in this press release include the treatment of the subordinated debt as Tier 2 capital and the BTMU capital contribution as Common Equity Tier 1 capital under the final U.S. Basel III regulatory capital rules. There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company’s forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict and could have a material adverse effect on the Company’s financial condition, and results of operations or prospects. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission (SEC), including the discussions under “Management’s Discussion & Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

Headquartered in San Francisco, UnionBanCal Corporation is a financial holding company with assets of $105.9 billion at December 31, 2013. Its primary subsidiary, Union Bank, N.A., provides an array of financial services to individuals, small businesses, middle-market companies, and major corporations. The bank operated 420 branches in California, Washington, Oregon, Texas, Illinois, New York and Georgia, as well as 2 international offices, on December 31, 2013. UnionBanCal Corporation is a wholly-owned subsidiary of The Bank of Tokyo-Mitsubishi UFJ, Ltd., which is a subsidiary of Mitsubishi UFJ Financial Group, Inc. Union Bank is a proud member of the Mitsubishi UFJ Financial Group (MUFG, NYSE:MTU), one of the world’s largest financial organizations. Visit www.unionbank.com for more information.

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UnionBanCal Corporation and Subsidiaries

Financial Highlights (Unaudited)

						Percent Change to
	As of and for the Three Months Ended					December 31, 2013 from
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	December 31,
(Dollars in millions)	2013	2013	2013 (1)	2013 (1)	2012 (1)	2013	2012
Results of operations:
Net interest income	$706	$685	$672	$653	$660	3%	7%
Noninterest income	190	234	201	251	229	(19)	(17)
Total revenue	896	919	873	904	889	(3)	1
Noninterest expense	689	689	702	713	715	—	(4)
Pre-tax, pre-provision income (2)	207	230	171	191	174	(10)	19
(Reversal of) provision for loan losses	(23)	(16)	(3)	(3)	(5)	(44)	(360)
Income before income taxes and including noncontrolling interests	230	246	174	194	179	(7)	28
Income tax expense	55	55	35	50	60	—	(8)
Net income including noncontrolling interests	175	191	139	144	119	(8)	47
Deduct: Net loss from noncontrolling interests	4	7	3	4	4	(43)	—
Net income attributable to UnionBanCal Corporation (UNBC)	$179	$198	$142	$148	$123	(10)	46

Balance sheet (end of period):
Total assets	$105,894	$105,484	$102,279	$96,975	$97,008	—	9
Total securities	22,326	22,318	24,415	22,816	22,455	—	(1)
Total loans held for investment	68,312	67,170	65,843	60,882	60,034	2	14
Core deposits (3)	69,155	68,334	65,533	63,585	63,769	1	8
Total deposits	80,101	79,415	77,356	74,038	74,304	1	8
Long-term debt	6,547	7,803	6,058	5,314	5,622	(16)	16
UNBC stockholder’s equity	14,215	12,549	12,371	12,565	12,461	13	14

Balance sheet (period average):
Total assets	$104,424	$101,534	$98,714	$96,649	$92,051	3	13
Total securities	22,282	22,909	23,183	21,824	21,903	(3)	2
Total loans held for investment	67,619	66,608	63,673	60,553	57,242	2	18
Earning assets	94,707	92,035	89,292	87,055	82,776	3	14
Total deposits	79,747	77,434	75,350	74,256	69,601	3	15
UNBC stockholder’s equity	12,604	12,210	12,599	12,584	12,559	3	—

Performance ratios:
Return on average assets (4)	0.68%	0.78%	0.58%	0.61%	0.54%
Return on average UNBC stockholder’s equity (4)	5.66	6.50	4.53	4.68	3.95
Return on average assets excluding the impact of privatization transaction and merger costs related to acquisitions (4) (5)	0.75	0.81	0.66	0.72	0.68
Return on average UNBC stockholder’s equity excluding the impact of privatization transaction and merger costs related to acquisitions (4) (5)	7.41	8.01	6.17	6.69	5.95

Efficiency ratio (6)	76.89	75.01	80.37	78.84	80.37
Adjusted efficiency ratio (7)	67.08	67.21	69.45	67.72	70.22
Net interest margin (4) (8)	2.99	2.99	3.03	3.04	3.21

Capital ratios:
Tier 1 risk-based capital ratio (9) (10)	12.44%	11.17%	11.55%	12.54%	12.44%
Total risk-based capital ratio (9) (10)	14.64	13.11	13.63	14.02	13.93
Leverage ratio (10)	11.28	10.22	10.36	10.70	11.18
Tier 1 common capital ratio (9) (10) (11)	12.37	11.10	11.47	12.45	12.35
Tangible common equity ratio (12)	10.54	9.01	9.08	10.02	9.89

Refer to Exhibit 14 for footnote explanations.

Exhibit 1

UnionBanCal Corporation and Subsidiaries

Financial Highlights (Unaudited)

	As of and for the Year Ended		Percent Change to December 31, 2013 from
	December 31,	December 31,	December 31,
(Dollars in millions)	2013	2012 (1)	2012
Results of operations:
Net interest income	$2,716	$2,602	4%
Noninterest income	876	818	7
Total revenue	3,592	3,420	5
Noninterest expense	2,793	2,566	9
Pre-tax, pre-provision income (2)	799	854	(6)
(Reversal of) provision for loan losses	(45)	25	(280)
Income before income taxes and including noncontrolling interests	844	829	2
Income tax expense	195	220	(11)
Net income including noncontrolling interests	649	609	7
Deduct: Net loss from noncontrolling interests	18	19	(5)
Net income attributable to UNBC	$667	$628	6

Balance sheet (end of period):
Total assets	$105,894	$97,008	9
Total securities	22,326	22,455	(1)
Total loans held for investment	68,312	60,034	14
Core deposits (3)	69,155	63,769	8
Total deposits	80,101	74,304	8
Long-term debt	6,547	5,622	16
UNBC stockholder’s equity	14,215	12,461	14

Balance sheet (period average):
Total assets	$100,355	$89,716	12
Total securities	22,552	23,216	(3)
Total loans held for investment	64,638	55,407	17
Earning assets	90,797	80,761	12
Total deposits	76,714	65,743	17
UNBC stockholder’s equity	12,499	12,075	4

Performance ratios:
Return on average assets (4)	0.66%	0.70%
Return on average UNBC stockholder’s equity (4)	5.33	5.21
Return on average assets excluding the impact of privatization transaction and merger costs related to acquisitions (4) (5)	0.74	0.78
Return on average stockholders’ equity excluding the impact of privatization transaction and merger costs related to acquisitions (4) (5)	7.06	7.01
Efficiency ratio (6)	77.74	75.03
Adjusted efficiency ratio (7)	67.85	68.45
Net interest margin (4) (8)	3.01	3.24

Capital ratios:
Tier 1 risk-based capital ratio (9) (10)	12.44%	12.44%
Total risk-based capital ratio (9) (10)	14.64	13.93
Leverage ratio (10)	11.28	11.18
Tier 1 common capital ratio (9) (10) (11)	12.37	12.35
Tangible common equity ratio (12)	10.54	9.89

Refer to Exhibit 14 for footnote explanations.

Exhibit 2

UnionBanCal Corporation and Subsidiaries

Credit Quality (Unaudited)

						Percent Change to
	As of and for the Three Months Ended					December 31, 2013 from
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	December 31,
(Dollars in millions)	2013	2013	2013	2013	2012	2013	2012

Credit Data:
(Reversal of) provision for loan losses, excluding FDIC covered loans	$(22)	$(16)	$(3)	$(3)	$(3)	(38)%	nm %
(Reversal of) provision for FDIC covered loan losses not subject to FDIC indemnification	(1)	—	—	—	(2)	nm	50
(Reversal of) provision for losses on off-balance sheet commitments	2	1	(2)	15	(10)	100	120
Total (reversal of) provision for credit losses	$(21)	$(15)	$(5)	$12	$(15)	(40)	(40)
Net loans charged off (recovered)	$11	$(1)	$8	$14	$5	nm	120
Nonperforming assets	499	574	589	607	616	(13)	(19)
Criticized loans held for investment (13)	1,274	1,270	1,362	1,545	1,277	—	—

Credit Ratios:
Allowance for loan losses to:
Total loans held for investment	0.83%	0.91%	0.95%	1.05%	1.09%
Nonaccrual loans	128.42	119.04	120.11	122.62	129.47
Allowance for credit losses to (14) :
Total loans held for investment	1.02	1.10	1.16	1.27	1.28
Nonaccrual loans	158.30	144.63	146.34	149.24	152.67
Net loans charged off to average total loans held for investment (4)	0.07	(0.01)	0.05	0.10	0.03
Nonperforming assets to total loans held for investment and Other Real Estate Owned (OREO)	0.74	0.85	0.89	1.00	1.02
Nonperforming assets to total assets	0.48	0.54	0.58	0.63	0.63
Nonaccrual loans to total loans held for investment	0.65	0.76	0.79	0.85	0.84

Excluding purchased credit-impaired loans and FDIC covered OREO (15):
Allowance for loan losses to:
Total loans held for investment	0.84%	0.92%	0.97%	1.06%	1.11%
Nonaccrual loans	132.82	123.53	125.69	129.56	137.40
Allowance for credit losses to (14) :
Total loans held for investment	1.04	1.12	1.18	1.30	1.31
Nonaccrual loans	163.78	150.14	153.18	157.75	162.05
Net loans charged off to average total loans held for investment (4)	0.11	0.01	0.06	0.08	0.01
Nonperforming assets to total loans held for investment and OREO	0.66	0.78	0.81	0.87	0.88
Nonperforming assets to total assets	0.43	0.49	0.52	0.54	0.54
Nonaccrual loans to total loans held for investment	0.63	0.75	0.77	0.82	0.81

	As of and for the Year Ended		Percent Change
	December 31,	December 31,	to December 31, 2013
(Dollars in millions)	2013	2012	from December 31, 2012

Credit Data:
(Reversal of) provision for loan losses, excluding FDIC covered loans	$(44)	$28	(257)%
(Reversal of) provision for FDIC covered loan losses not subject to FDIC indemnification	(1)	(3)	67
(Reversal of) provision for losses on off-balance sheet commitments	16	(17)	194
Total (reversal of) provision for credit losses	$(29)	$8	(463)
Net loans charged off (recovered)	$32	$131	(76)
Nonperforming assets	499	616	(19)

Credit Ratios:
Net loans charged off to average total loans held for investment (4)	0.05%	0.24%
Nonperforming assets to total assets	0.48	0.63

Excluding purchased credit-impaired loans and FDIC covered OREO (15):
Net loans charged off to average total loans held for investment (4)	0.06%	0.23%
Nonperforming assets to total assets	0.43	0.54

Refer to Exhibit 14 for footnote explanations.

Exhibit 3

UnionBanCal Corporation and Subsidiaries

Consolidated Statements of Income (Unaudited)

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in millions)	2013	2013	2013(1)	2013(1)	2012(1)
Interest Income
Loans	$695	$668	$649	$629	$629
Securities	115	118	118	118	122
Other	6	2	2	3	3
Total interest income	816	788	769	750	754

Interest Expense
Deposits	64	63	61	60	57
Commercial paper and other short-term borrowings	1	2	1	1	1
Long-term debt	45	38	35	36	36
Total interest expense	110	103	97	97	94

Net Interest Income	706	685	672	653	660
(Reversal of) provision for loan losses	(23)	(16)	(3)	(3)	(5)
Net interest income after (reversal of) provision for loan losses	729	701	675	656	665

Noninterest Income
Service charges on deposit accounts	51	53	52	53	51
Trust and investment management fees	28	34	38	35	33
Trading account activities	20	15	21	5	30
Securities gains, net	8	47	27	96	20
Credit facility fees	28	31	26	26	27
Merchant banking fees	25	29	23	16	23
Brokerage commissions and fees	12	12	11	11	11
Card processing fees, net	8	8	9	9	8
Other, net	10	5	(6)	—	26
Total noninterest income	190	234	201	251	229

Noninterest Expense
Salaries and employee benefits	406	391	413	421	408
Net occupancy and equipment	70	77	84	75	70
Professional and outside services	64	66	62	58	81
Intangible asset amortization	16	16	17	16	19
Regulatory assessments	14	20	20	20	17
(Reversal of) provision for losses on off-balance sheet commitments	2	1	(2)	15	(10)
Other	117	118	108	108	130
Total noninterest expense	689	689	702	713	715
Income before income taxes and including noncontrolling interests	230	246	174	194	179
Income tax expense	55	55	35	50	60
Net Income including Noncontrolling Interests	175	191	139	144	119
Deduct: Net loss from noncontrolling interests	4	7	3	4	4
Net Income attributable to UNBC	$179	$198	$142	$148	$123

Refer to Exhibit 14 for footnote explanations.

Exhibit 4

UnionBanCal Corporation and Subsidiaries

Consolidated Statements of Income (Unaudited)

	For the Years Ended
	December 31,	December 31,
(Dollars in millions)	2013	2012(1)
Interest Income
Loans	$2,641	$2,439
Securities	469	527
Other	13	6
Total interest income	3,123	2,972

Interest Expense
Deposits	248	214
Commercial paper and other short-term borrowings	5	9
Long-term debt	154	147
Total interest expense	407	370

Net Interest Income	2,716	2,602
(Reversal of) provision for loan losses	(45)	25
Net interest income after (reversal of) provision for loan losses	2,761	2,577

Noninterest Income
Service charges on deposit accounts	209	209
Trust and investment management fees	135	119
Trading account activities	61	101
Securities gains, net	178	108
Credit facility fees	111	105
Merchant banking fees	93	89
Brokerage commissions and fees	46	39
Card processing fees, net	34	32
Other, net	9	16
Total noninterest income	876	818

Noninterest Expense
Salaries and employee benefits	1,631	1,479
Net occupancy and equipment	306	267
Professional and outside services	250	228
Intangible asset amortization	65	81
Regulatory assessments	74	65
(Reversal of) provision for losses on off-balance sheet commitments	16	(17)
Other	451	463
Total noninterest expense	2,793	2,566

Income before income taxes and including noncontrolling interests	844	829
Income tax expense	195	220
Net Income including Noncontrolling Interests	649	609
Deduct: Net loss from noncontrolling interests	18	19

Net Income attributable to UNBC	$667	$628

Refer to Exhibit 14 for footnote explanations.

Exhibit 5

UnionBanCal Corporation and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in millions except for per share amount)	2013	2013	2013 (1)	2013 (1)	2012 (1)
Assets
Cash and due from banks	$1,863	$1,719	$1,405	$1,265	$1,845
Interest bearing deposits in banks	4,329	5,471	1,899	3,776	3,477
Federal funds sold and securities purchased under resale agreements	11	122	50	50	169
Total cash and cash equivalents	6,203	7,312	3,354	5,091	5,491
Trading account assets (includes $8 at December 31, 2013; $13 at September 30, 2013; $4 at June 30, 2013; $40 at March 31, 2013; and $1 at December 31, 2012 of assets pledged as collateral)	851	776	844	1,119	1,208
Securities available for sale	15,817	16,872	23,510	21,801	21,352
Securities held to maturity (Fair value: December 31, 2013, $6,439; September 30, 2013, $5,450; June 30, 2013, $891; March 31, 2012, $1,036; and December 31, 2012, $1,135)	6,509	5,446	905	1,015	1,103
Loans held for investment	68,312	67,170	65,843	60,882	60,034
Allowance for loan losses	(568)	(608)	(625)	(638)	(653)
Loans held for investment, net	67,744	66,562	65,218	60,244	59,381
Premises and equipment, net	688	685	699	707	710
Intangible assets, net	290	288	322	339	376
Goodwill	3,228	3,168	3,186	2,952	2,942
Other assets	4,564	4,375	4,241	3,707	4,445
Total assets	$105,894	$105,484	$102,279	$96,975	$97,008

Liabilities
Deposits:
Noninterest bearing	$26,495	$26,126	$25,655	$24,679	$25,478
Interest bearing	53,606	53,289	51,701	49,359	48,826
Total deposits	80,101	79,415	77,356	74,038	74,304
Commercial paper and other short-term borrowings	2,563	3,078	3,792	2,228	1,363
Long-term debt	6,547	7,803	6,058	5,314	5,622
Trading account liabilities	540	614	566	742	895
Other liabilities	1,675	1,767	1,866	1,818	2,099
Total liabilities	91,426	92,677	89,638	84,140	84,283

Equity
UNBC Stockholder’s Equity:
Common stock, par value $1 per share:
Authorized 300,000,000 shares; 136,330,830 shares issued and outstanding as of December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, and December 31, 2012	136	136	136	136	136
Additional paid-in capital	7,191	5,985	5,979	5,997	5,994
Retained earnings	7,512	7,333	7,135	6,993	6,845
Accumulated other comprehensive loss	(624)	(905)	(879)	(561)	(514)
Total UNBC stockholder’s equity	14,215	12,549	12,371	12,565	12,461
Noncontrolling interests	253	258	270	270	264
Total equity	14,468	12,807	12,641	12,835	12,725
Total liabilities and equity	$105,894	$105,484	$102,279	$96,975	$97,008

Refer to Exhibit 14 for footnote explanations.

Exhibit 6

UnionBanCal Corporation and Subsidiaries

Net Interest Income (Unaudited)

	For the Three Months Ended
	December 31, 2013			September 30, 2013
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in millions)	Balance	Expense (8)	Rate (4)(8)	Balance	Expense (8)	Rate (4)(8)
Assets
Loans held for investment: (16)
Commercial and industrial	$23,176	$196	3.35%	$22,930	$192	3.32%
Commercial mortgage	12,984	123	3.78	12,936	117	3.62
Construction	868	7	3.46	827	7	3.30
Lease financing	981	8	3.43	973	12	4.92
Residential mortgage	25,143	231	3.67	24,157	225	3.72
Home equity and other consumer loans	3,305	35	4.13	3,384	33	3.87
Loans, before purchased credit-impaired loans	66,457	600	3.60	65,207	586	3.58
Purchased credit-impaired loans	1,162	96	32.75	1,401	82	23.46
Total loans held for investment	67,619	696	4.10	66,608	668	4.00
Securities	22,282	118	2.12	22,909	122	2.12
Interest bearing deposits in banks	4,242	3	0.26	2,050	1	0.25
Federal funds sold and securities purchased under resale agreements	138	—	0.09	101	—	0.13
Trading account assets	203	2	4.36	134	1	0.43
Other earning assets	223	1	1.89	233	—	0.97
Total earning assets	94,707	820	3.45	92,035	792	3.43
Allowance for loan losses	(618)			(633)
Cash and due from banks	1,553			1,315
Premises and equipment, net	678			694
Other assets	8,104			8,123
Total assets	$104,424			$101,534
Liabilities
Interest bearing deposits:
Transaction and money market accounts	$36,636	35	0.38	$34,912	31	0.36
Savings	5,576	1	0.13	5,633	2	0.13
Time	11,431	28	0.96	12,017	30	0.98
Total interest bearing deposits	53,643	64	0.48	52,562	63	0.47
Commercial paper and other short-term borrowings (17)	2,562	1	0.22	3,376	2	0.20
Long-term debt	7,094	45	2.52	6,135	38	2.47
Total borrowed funds	9,656	46	1.91	9,511	40	1.66
Total interest bearing liabilities	63,299	110	0.69	62,073	103	0.66
Noninterest bearing deposits	26,104			24,872
Other liabilities	2,160			2,110
Total liabilities	91,563			89,055
Equity
UNBC Stockholder’s equity	12,604			12,210
Noncontrolling interests	257			269
Total equity	12,861			12,479
Total liabilities and equity	$104,424			$101,534

Net interest income/spread (taxable-equivalent basis)		710	2.76%		689	2.77%
Impact of noninterest bearing deposits			0.20			0.19
Impact of other noninterest bearing sources			0.03			0.03
Net interest margin			2.99			2.99
Less: taxable-equivalent adjustment		4			4
Net interest income		$706			$685

Refer to Exhibit 14 for footnote explanations.

Exhibit 7

UnionBanCal Corporation and Subsidiaries

Net Interest Income (Unaudited)

	For the Three Months Ended
	December 31, 2013			December 31, 2012
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in millions)	Balance	Expense (8)	Rate (4)(8)	Balance	Expense (1)(8)	Rate (1)(4)(8)
Assets
Loans held for investment: (16)
Commercial and industrial	$23,176	$196	3.35%	$20,585	$182	3.53%
Commercial mortgage	12,984	123	3.78	8,814	91	4.12
Construction	868	7	3.46	687	8	4.24
Lease financing	981	8	3.43	987	11	4.50
Residential mortgage	25,143	231	3.67	21,914	220	4.01
Home equity and other consumer loans	3,305	35	4.13	3,527	33	3.79
Loans, before purchased credit-impaired loans	66,457	600	3.60	56,514	545	3.85
Purchased credit-impaired loans	1,162	96	32.75	728	85	46.39
Total loans held for investment	67,619	696	4.10	57,242	630	4.39
Securities	22,282	118	2.12	21,903	125	2.28
Interest bearing deposits in banks	4,242	3	0.26	3,250	2	0.26
Federal funds sold and securities purchased under resale agreements	138	—	0.09	79	—	0.20
Trading account assets	203	2	4.36	140	—	0.35
Other earning assets	223	1	1.89	162	—	0.49
Total earning assets	94,707	820	3.45	82,776	757	3.65
Allowance for loan losses	(618)			(673)
Cash and due from banks	1,553			1,375
Premises and equipment, net	678			663
Other assets	8,104			7,910
Total assets	$104,424			$92,051
Liabilities
Interest bearing deposits:
Transaction and money market accounts	$36,636	35	0.38	$28,988	18	0.25
Savings	5,576	1	0.13	5,436	2	0.14
Time	11,431	28	0.96	11,571	37	1.25
Total interest bearing deposits	53,643	64	0.48	45,995	57	0.49
Commercial paper and other short-term borrowings (17)	2,562	1	0.22	1,482	1	0.28
Long-term debt	7,094	45	2.52	5,562	36	2.61
Total borrowed funds	9,656	46	1.91	7,044	37	2.12
Total interest bearing liabilities	63,299	110	0.69	53,039	94	0.70
Noninterest bearing deposits	26,104			23,606
Other liabilities	2,160			2,588
Total liabilities	91,563			79,233
Equity
UNBC Stockholder’s equity	12,604			12,559
Noncontrolling interests	257			259
Total equity	12,861			12,818
Total liabilities and equity	$104,424			$92,051

Net interest income/spread (taxable-equivalent basis)		710	2.76%		663	2.95%
Impact of noninterest bearing deposits			0.20			0.22
Impact of other noninterest bearing sources			0.03			0.04
Net interest margin			2.99			3.21
Less: taxable-equivalent adjustment		4			3
Net interest income		$706			$660

Refer to Exhibit 14 for footnote explanations.

Exhibit 8

UnionBanCal Corporation and Subsidiaries

Net Interest Income (Unaudited)

	For the Years Ended
	December 31, 2013			December 31, 2012
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in millions)	Balance	Expense (8)	Rate (4)(8)	Balance	Expense (1)(8)	Rate (1)(4)(8)
Assets
Loans held for investment: (16)
Commercial and industrial	$22,294	$750	3.36%	$20,196	$718	3.55%
Commercial mortgage	11,928	453	3.80	8,357	338	4.05
Construction	787	29	3.74	712	30	4.15
Lease financing	1,018	36	3.57	1,001	43	4.30
Residential mortgage	23,903	898	3.76	20,778	874	4.21
Home equity and other consumer loans	3,447	135	3.92	3,602	138	3.83
Loans, before purchased credit-impaired loans	63,377	2,301	3.63	54,646	2,141	3.92
Purchased credit-impaired loans	1,261	341	27.03	761	304	39.92
Total loans held for investment	64,638	2,642	4.09	55,407	2,445	4.41
Securities	22,552	483	2.14	23,216	534	2.30
Interest bearing deposits in banks	3,067	8	0.25	1,756	4	0.26
Federal funds sold and securities purchased under resale agreements	133	—	0.15	67	—	0.21
Trading account assets	163	3	1.62	173	1	0.52
Other earning assets	244	2	0.91	142	—	0.25
Total earning assets	90,797	3,138	3.46	80,761	2,984	3.70
Allowance for loan losses	(636)			(701)
Cash and due from banks	1,405			1,318
Premises and equipment, net	695			660
Other assets	8,094			7,678
Total assets	$100,355			$89,716
Liabilities
Interest bearing deposits:
Transaction and money market accounts	$33,904	114	0.34	$26,696	61	0.23
Savings	5,682	7	0.13	5,312	8	0.15
Time	12,115	127	1.04	12,368	145	1.17
Total interest bearing deposits	51,701	248	0.48	44,376	214	0.48
Commercial paper and other short-term borrowings (17)	2,751	5	0.20	3,256	9	0.27
Long-term debt	5,998	154	2.56	5,820	147	2.53
Total borrowed funds	8,749	159	1.82	9,076	156	1.72
Total interest bearing liabilities	60,450	407	0.67	53,452	370	0.69
Noninterest bearing deposits	25,013			21,367
Other liabilities	2,128			2,562
Total liabilities	87,591			77,381
Equity
UNBC Stockholder’s equity	12,499			12,075
Noncontrolling interests	265			260
Total equity	12,764			12,335
Total liabilities and equity	$100,355			$89,716

Net interest income/spread (taxable-equivalent basis)		2,731	2.79%		2,614	3.01%
Impact of noninterest bearing deposits			0.19			0.19
Impact of other noninterest bearing sources			0.03			0.04
Net interest margin			3.01			3.24
Less: taxable-equivalent adjustment		15			12
Net interest income		$2,716			$2,602

Refer to Exhibit 14 for footnote explanations.

Exhibit 9

UnionBanCal Corporation and Subsidiaries

Loans and Nonperforming Assets (Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in millions)	2013	2013	2013	2013	2012

Loans held for investment (period end)
Loans held for investment:
Commercial and industrial	$23,528	$23,125	$22,266	$21,433	$20,827
Commercial mortgage	13,092	12,905	13,008	9,918	9,939
Construction	905	855	808	659	627
Lease financing	854	972	984	1,060	1,104
Total commercial portfolio	38,379	37,857	37,066	33,070	32,497

Residential mortgage	25,547	24,714	23,835	23,146	22,705
Home equity and other consumer loans	3,280	3,336	3,456	3,542	3,647
Total consumer portfolio	28,827	28,050	27,291	26,688	26,352
Loans held for investment, before purchased credit-impaired loans	67,206	65,907	64,357	59,758	58,849
Purchased credit-impaired loans	1,106	1,263	1,486	1,124	1,185

Total loans held for investment	$68,312	$67,170	$65,843	$60,882	$60,034

Nonperforming Assets (period end)
Nonaccrual loans:
Commercial and industrial	$44	$62	$69	$49	$48
Commercial mortgage	51	88	62	57	65

Total commercial portfolio	95	150	131	106	113

Residential mortgage	286	293	315	326	306
Home equity and other consumer loans	46	48	50	59	56
Total consumer portfolio	332	341	365	385	362

Nonaccrual loans, before purchased credit-impaired loans	427	491	496	491	475
Purchased credit-impaired loans	15	20	24	29	30
Total nonaccrual loans	442	511	520	520	505

OREO	20	22	25	29	45
FDIC covered OREO	37	41	44	58	66

Total nonperforming assets	$499	$574	$589	$607	$616

Total nonperforming assets, excluding purchased credit-impaired loans and FDIC covered OREO	$447	$513	$521	$520	$520

Loans 90 days or more past due and still accruing (18)	$5	$8	$7	$3	$1

Refer to Exhibit 14 for footnote explanations.

Exhibit 10

UnionBanCal Corporation and Subsidiaries

Allowance for Credit Losses (Unaudited)

	As of and for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in millions)	2013	2013	2013	2013	2012

Analysis of Allowance for Credit Losses

Balance, beginning of period	$608	$625	$638	$653	$668

(Reversal of) provision for loan losses, excluding FDIC covered loans	(22)	(16)	(3)	(3)	(3)
(Reversal of) provision for FDIC covered loan losses not subject to FDIC indemnification	(1)	—	—	—	(2)
Increase (decrease) in allowance covered by FDIC indemnification	(6)	(2)	(2)	2	(4)
Other	—	—	—	—	(1)

Loans charged off:
Commercial and industrial	(18)	(6)	(11)	(1)	(6)
Commercial mortgage	(2)	(2)	(1)	(2)	(3)
Construction	—	(1)	—	—	—
Total commercial portfolio	(20)	(9)	(12)	(3)	(9)

Residential mortgage	(1)	(2)	(3)	(7)	(6)
Home equity and other consumer loans	(4)	(2)	(5)	(6)	(9)
Total consumer portfolio	(5)	(4)	(8)	(13)	(15)

FDIC covered loans	—	—	—	(3)	(8)
Total loans charged off	(25)	(13)	(20)	(19)	(32)

Recoveries of loans previously charged off:
Commercial and industrial	6	5	7	3	6
Commercial mortgage	—	4	2	—	10
Construction	—	1	—	—	2
Lease financing	1	—	—	—	5
Total commercial portfolio	7	10	9	3	23

Home equity and other consumer loans	—	2	1	1	1
Total consumer portfolio	—	2	1	1	1

FDIC covered loans	7	2	2	1	3
Total recoveries of loans previously charged off	14	14	12	5	27
Net loans recovered (charged off)	(11)	1	(8)	(14)	(5)

Ending balance of allowance for loan losses	568	608	625	638	653
Allowance for losses on off-balance sheet commitments	132	131	136	138	117
Total allowance for credit losses	$700	$739	$761	$776	$770

Components of allowance for loan losses:
Allowance for loan losses, excluding allowance on purchased credit-impaired loans	$567	$607	$624	$637	$652
Allowance for loan losses on purchased credit-impaired loans	1	1	1	1	1
Total allowance for loan losses	$568	$608	$625	$638	$653

Exhibit 11

UnionBanCal Corporation and Subsidiaries

Securities Available for Sale (Unaudited)

					Fair Value	Fair Value
	December 31, 2013		September 30, 2013		Amount Change from	% Change from
	Amortized	Fair	Amortized	Fair	September 30,	September 30,
(Dollars in millions)	Cost	Value	Cost	Value	2013	2013

U.S. government sponsored agencies	$73	$73	$138	$139	$(66)	(47)%
Residential mortgage-backed securities:
U.S. government and government sponsored agencies	9,194	8,900	10,035	9,782	(882)	(9)
Privately issued	220	222	238	241	(19)	(8)
Commercial mortgage-backed securities	1,947	1,870	2,047	1,976	(106)	(5)
Collateralized loan obligations	2,670	2,673	2,605	2,613	60	2
Asset-backed and other	34	35	58	59	(24)	(41)
Asset Liability Management securities	14,138	13,773	15,121	14,810	(1,037)	(7)
Other debt securities:
Direct bank purchase bonds	1,968	1,960	1,916	1,908	52	3
Other	81	76	148	147	(71)	(48)
Equity securities	7	8	6	7	1	14
Total securities available for sale	$16,194	$15,817	$17,191	$16,872	$(1,055)	(6)%

Exhibit 12

UnionBanCal Corporation and Subsidiaries

Reconciliation of Non-GAAP Measures (Unaudited)

The following table presents a reconciliation between certain Generally Accepted Accounting Principles (GAAP) amounts and specific non-GAAP measures as used to compute selected non-GAAP financial ratios.

	As of and for the Three Months Ended					For the Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in millions)	2013	2013	2013 (1)	2013 (1)	2012 (1)	2013	2012 (1)

Net income attributable to UNBC	$179	$198	$142	$148	$123	$667	$628
Net adjustments for merger costs related to acquisitions, net of tax	12	15	27	24	26	78	32
Net adjustments for privatization transaction, net of tax	2	(14)	(8)	(1)	2	(21)	20
Net income attributable to UNBC, excluding impact of privatization transaction and merger costs related to acquisitions	$193	$199	$161	$171	$151	$724	$680

Average total assets	$104,424	$101,534	$98,714	$96,649	$92,051	$100,355	$89,716
Net adjustments related to privatization transaction	2,297	2,309	2,318	2,330	2,345	2,313	2,368
Average total assets, excluding impact of privatization transaction	$102,127	$99,225	$96,396	$94,319	$89,706	$98,042	$87,348
Return on average assets (4)	0.68%	0.78%	0.58%	0.61%	0.54%	0.66%	0.70%
Return on average assets, excluding impact of privatization transaction and merger costs related to acquisitions (4) (5)	0.75	0.81	0.66	0.72	0.68	0.74	0.78

Average UNBC stockholder’s equity	$12,604	$12,210	$12,599	$12,584	$12,559	$12,499	$12,075
Adjustments for merger costs related to acquisitions	(105)	(93)	(64)	(48)	(15)	(80)	(6)
Net adjustments for privatization transaction	2,306	2,319	2,337	2,353	2,360	2,329	2,368
Average UNBC stockholder’s equity, excluding impact of privatization transaction and merger costs related to acquisitions	$10,403	$9,984	$10,326	$10,279	$10,214	$10,250	$9,713
Return on average UNBC stockholder’s equity (4)	5.66%	6.50%	4.53%	4.68%	3.95%	5.33%	5.21%
Return on average UNBC stockholder’s equity, excluding impact of privatization transaction and merger costs related to acquisitions (4) (5)	7.41	8.01	6.17	6.69	5.95	7.06	7.01

Noninterest expense	$689	$689	$702	$713	$715	$2,793	$2,566
Less: Foreclosed asset expense and other credit costs	2	(2)	(3)	(1)	6	(4)	8
Less: (Reversal of) provision for losses on off-balance sheet commitments	2	1	(2)	15	(10)	16	(17)
Less: Productivity initiative costs	20	14	13	4	19	51	37
Less: Low income housing credit (LIHC) investment amortization expense	24	17	20	15	17	76	63
Less: Expenses of the LIHC consolidated VIEs	6	11	6	6	6	29	31
Less: Merger costs related to acquisitions	25	25	44	40	43	134	53
Less: Net adjustments related to privatization transaction	14	13	14	14	17	55	81
Less: Debt termination fees from balance sheet repositioning	—	—	—	—	—	—	30
Less: Intangible asset amortization	3	3	4	3	—	13	—
Noninterest expense, as adjusted (a)	$593	$607	$606	$617	$617	$2,423	$2,280

Total revenue	$896	$919	$873	$904	$889	$3,592	$3,420
Add: Net interest income taxable-equivalent adjustment	4	4	4	3	3	15	12
Less: Productivity initiative gains	6	11	—	—	—	17	23
Less: Accretion related to privatization-related fair value adjustments	8	8	3	5	15	24	78
Less: Other credit costs	1	1	2	(9)	—	(5)	—
Total revenue, as adjusted (b)	$885	$903	$872	$911	$877	$3,571	$3,331
Adjusted efficiency ratio (a)/(b) (7)	67.08%	67.21%	69.45%	67.72%	70.22%	67.85%	68.45%

Total UNBC stockholder’s equity	$14,215	$12,549	$12,371	$12,565	$12,461
Less: Goodwill	3,228	3,168	3,186	2,952	2,942
Less: Intangible assets, except mortgage servicing rights (MSRs)	288	287	321	337	373
Less: Deferred tax liabilities related to goodwill and intangible assets	(105)	(110)	(118)	(122)	(129)
Tangible common equity (c)	$10,804	$9,204	$8,982	$9,398	$9,275
Tier 1 capital, determined in accordance with regulatory requirements	$11,486	$10,153	$9,931	$10,031	$9,864
Less: Junior subordinated debt payable to trusts	66	66	66	66	66
Tier 1 common equity (d)	$11,420	$10,087	$9,865	$9,965	$9,798
Total assets	$105,894	$105,484	$102,279	$96,975	$97,008
Less: Goodwill	3,228	3,168	3,186	2,952	2,942
Less: Intangible assets, except MSRs	288	287	321	337	373
Less: Deferred tax liabilities related to goodwill and intangible assets	(105)	(110)	(118)	(122)	(129)
Tangible assets (e)	$102,483	$102,139	$98,890	$93,808	$93,822
Risk-weighted assets, determined in accordance with regulatory requirements (f) (8)	$92,334	$90,900	$85,979	$80,018	$79,321
Tangible common equity ratio (c)/(e) (12)	10.54%	9.01%	9.08%	10.02%	9.89%
Tier 1 common capital ratio (d)/(f) (9) (10) (11)	12.37	11.10	11.47	12.45	12.35

Refer to Exhibit 14 for footnote explanations.

Exhibit 13

UnionBanCal Corporation and Subsidiaries

Footnotes

(1)

During the third quarter of 2013, the Company corrected prior period errors related to the recognition of income and expense associated with market-linked certificates of deposits. The Company concluded that these errors were not material to the periods in which the corrections were made.

(2)

Pre-tax, pre-provision income is total revenue less noninterest expense. Management believes that this is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover loan losses through a credit cycle.

(3)	Core deposits exclude brokered deposits, foreign time deposits and domestic time deposits greater than $250,000.

(4)	Annualized.

(5)

These ratios exclude the impact of the privatization transaction and merger costs related to acquisitions. Management believes that these ratios provide useful supplemental information regarding UnionBanCal’s business results. Please refer to Exhibit 13 for a reconciliation between certain GAAP amounts and these non-GAAP measures.

(6)	The efficiency ratio is total noninterest expense as a percentage of total revenue (net interest income and noninterest income).

(7)

The adjusted efficiency ratio, a non-GAAP financial measure, is adjusted noninterest expense (noninterest expense excluding privatization-related expenses and fair value amortization/accretion, foreclosed asset expense and other credit costs, (reversal of) provision for losses on off-balance sheet commitments, low income housing credit (LIHC) investment amortization expense, expenses of the LIHC consolidated variable interest entities, merger costs related to acquisitions, certain costs related to productivity initiatives, debt termination fees from balance sheet repositioning and intangible asset amortization) as a percentage of adjusted total revenue (net interest income (taxable-equivalent basis) and noninterest income), excluding impact of privatization, gains from productivity initiatives related to the sale of certain business units and premises, and other credit costs. Management discloses the adjusted efficiency ratio as a measure of the efficiency of our operations, focusing on those costs most relevant to our business activities. Please refer to Exhibit 13 for a reconciliation between certain GAAP amounts and these non-GAAP measures.

(8)	Yields, interest income and net interest margin are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.

(9)

Effective September 30, 2013, the Company updated the methodologies applied to the calculation of its regulatory capital ratios as the result of recent regulatory correspondence, which clarified the treatment of certain off-balance sheet credit exposures.  If the Company had applied the new methodology on a retrospective basis, the Tier 1 risk-based capital ratio would have been 11.04%, 11.97%, and 11.87% as of June 30, 2013, March 31, 2013 and December 31, 2012, respectively; the Total risk-based capital ratio would have been 13.03%, 13.40% and 13.30% as of June 30, 2013, March 31, 2013 and December 31, 2012, respectively; and the Tier 1 common capital ratio would have been 10.97%, 11.90% and 11.79% as of June 30, 2013, March 31, 2013 and December 31, 2012, respectively.

(10)	Estimated as of December 31, 2013.

(11)

The Tier 1 common capital ratio is the ratio of Tier 1 capital, less qualifying trust preferred securities, to risk-weighted assets. The Tier 1 common capital ratio, a non-GAAP financial measure, facilitates the understanding of UnionBanCal’s capital structure and is used to assess and compare the quality and composition of UnionBanCal’s capital structure to other financial institutions. Please refer to Exhibit 13 for a reconciliation between certain GAAP amounts and these non-GAAP measures.

(12)

The tangible common equity ratio, a non-GAAP financial measure, is calculated as tangible common equity divided by tangible assets. The methodology for determining tangible common equity may differ among companies. The tangible common equity ratio facilitates the understanding of UnionBanCal’s capital structure and is used to assess and compare the quality and composition of UnionBanCal’s capital structure to other financial institutions. Please refer to Exhibit 13 for a reconciliation between certain GAAP amounts and these non-GAAP measures.

(13)

Criticized loans held for investment reflect loans in the commercial portfolio segment that are monitored for credit quality based on internal ratings. Amounts exclude small business loans, which are monitored by business credit score and delinquency status.

(14)	The allowance for credit losses ratios include the allowances for loan losses and losses on off-balance sheet commitments.

(15)

These ratios exclude the impact of all purchased credit-impaired loans and FDIC covered OREO. Purchased credit-impaired loans and OREO related to the April 2010 acquisitions of certain assets and assumption of certain liabilities of Frontier Bank and Tamalpais Bank are covered under loss share agreements between Union Bank, N.A. and the Federal Deposit Insurance Corporation. Management believes the exclusion of purchased credit-impaired loans and FDIC covered OREO from certain asset quality ratios that include nonperforming loans, nonperforming assets, net loans charged off, total loans held for investment and the allowance for loan losses or credit losses in the numerator or denominator provides a better perspective into underlying asset quality trends.

(16)

Average balances on loans outstanding include all nonperforming loans. The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yield.

(17)	Includes interest bearing trading liabilities.

(18)

Excludes loans totaling $124 million, $203 million, $210 million, $125 million, and $124 million that are 90 days or more past due and still accruing at December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, and December 31, 2012, respectively, which consist of loans accounted for in accordance with the accounting standards for purchased credit-impaired loans. The past due status of individual loans within the pools is not a meaningful indicator of credit quality, as potential credit losses are measured at the loan pool level.

nm = not meaningful

Exhibit 14